Exhibit 3.14

EXECUTION COPY

CHESTER WOOD PRODUCTS LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of October 1, 2013

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

ARTICLE IX MISCELLANEOUS		10

9.1	Amendments	10
9.2	Successors	10
9.3	Governing Law; Severability	10
9.4	Notices	10
9.5	Complete Agreement; Headings; Construction; Counterparts	11
9.6	Partition; Appraisal Rights	11
9.7	Opt-in to Article 8 of the Uniform Commercial Code	11

Schedule A

CHESTER WOOD PRODUCTS LLC

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Chester Wood Products LLC, dated and effective as of October 1, 2013, is entered into by Boise Cascade Wood Products, L.L.C., a Delaware limited liability company.

WHEREAS, the Company is governed by that certain Amended and Restated Limited Liability Company Agreement, dated as of December 22, 2004 (the “Prior Agreement”); and

WHEREAS, the Member desires to amend and restate the Prior Agreement in its entirety.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the the parties hereto hereby agree as follows:

ARTICLE I
GENERAL PROVISIONS; CAPITAL CONTRIBUTIONS; DEFINITIONS

1.1                               Formation. The Company has been organized as a Delaware limited liability company by the filing of a certificate of formation (the “Certificate”) in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (as amended from time to time, the “Act”).

1.2                               Name. The name of the Company will be “Chester Wood Products LLC” or such other name or names as the Manager may from time to time designate.

1.3                               Purpose. The Company’s purpose shall be to carry on any activities which may lawfully be carried on by a limited liability company organized pursuant to the Act.

1.4                               Registered Office; Registered Agent; Place of Business. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Manager may designate from time to time in the manner provided by law. The Company will maintain an office and principal place of business at such place or places inside or outside the State of Delaware as the Manager may designate from time to time, and all business and activities of the Company shall be deemed to have occurred at its principal office.

1.5                               Capital Contributions.

(a)                                 Persons admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Manager and the Member making the contribution in their sole discretion at the time of each such admisstion and from time to time thereafter.

(b)                                 No Member shall have any responsibility to contribute to or in respect of liabilities or obligations of the Company, whether arising in tort, contract or otherwise, or return distributions made by the Company, except as required by the Act or other applicable law. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(c)                                  No interest shall be paid by the Company on capital contributions.

(d)                                 A Member shall not be entitled to receive any distributions from the Company except as provided in this Agreement, nor shall a Member be entitled to make any capital contribution to the Company, other than as expressly provided herein. Any Member may, with the approval of the Manager, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a capital contribution for any purpose.

(e)                                  For purposes of this Agreement, the value of any property contributed by or distributed to any Member shall be valued as determined by the Manager.

1.6                               Capital Accounts. A capital account shall be established and maintained for each Member. Each Member’s capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items of income and gain), including income and gain exempt from tax and income and gain described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. § 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items of loss and deduction), including loss and deduction described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. § 1.704-1(b)(4)(i) or § 1.704-1(b)(4)(iii). The Members’ capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg.§ 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. §§ 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. § 1.704-1(b)(2)(iv)(g). On the transfer of all or part of a Member’s interest in the Company, the capital account of the transferor that is attributable to the transferred interest or part of the transferred interest shall carry over to the transferee Member in accordance with the provisions of Treas. Reg. § 1.704-1(b)(2)(iv)(l). The provisions of this Section 1.6 are intended to comply with the provisions of Treas. Reg. § 1.704-1(b)(2)(iv) and shall be interpreted consistently therewith.

1.7                               Definitions. For purposes of this Agreement:

“Act” shall have the meaning given to such term in Section 1.1.

“Affiliate” of any particular Person means (i) any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise, and (ii) if such Person (other than the Company) is a partnership or limited liability company, any partner or member thereof.

“Agreement” shall have the meaning given to such term in the Preamble.

“Certificate” shall have the meaning given to such term in Section 1.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Company” means Chester Wood Products LLC, a Delaware limited liability company formed pursuant to the Certificate and governed by this Agreement.

“Event of Withdrawal” means the death or dissolution of a Member.

“Indemnified Person” shall have the meaning given to such term in Section 4.2.

“Majority in Interest” means the Member(s) holding a majority of Percentage Interests of all Members, together with, at such times that the Manager is also a Member, the Manager.

“Manager” means John T. Sahlberg or his successor as provided for in Section 3.1(c). There shall be only one Manager.

“Member” means any of the parties identified on Schedule A as a member or admitted as a member after the date of this Agreement in accordance with the terms hereof, in each case for so long as such Person continues to be a member hereunder.

“Officers” shall have the meaning given to such term in Section 3.1(b).

“Percentage Interest” means, in respect of each Member, such Member’s interest, as set forth on Schedule A, in the income, gains, losses, deductions and expenses of the Company.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation (whether or not for-profit), custodian, nominee or any other individual or entity in its own or any representative capacity.

“Pledgee” shall have the meaning given to such term in Section 5.1(b).

“Tax Matters Member” shall have the meaning given to such term in Section 8.3.

“Terminated Member” means a Person who has ceased to be a Member pursuant to Section 5.4.

“UCC” shall have the meaning given to such term in Section 9.7.

1.8                               Term. The Company shall continue until dissolved and terminated in accordance with Article VI of this Agreement.

1.9                               No State-Law Partnership. Except to the extent set forth in the next sentence, the Member(s) intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, and neither this Agreement nor any other document entered into by the Company or any Member shall be construed to suggest otherwise. As and to the extent permitted by the Code and the relevant Treasury Regulations, the Member(s) intend that the Company shall be treated as an entity disregarded as separate from the sole Member for federal and, if applicable, state and local income tax purposes, and the sole

Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE II
DISTRIBUTIONS; ALLOCATIONS

2.1                               Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Manager may determine. Unless the Manager determines otherwise, distributions shall be made to Members pro rata based on the Percentage Interests held by each Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of his, her or its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

2.2                               Allocations.

(a)                                 Except as may be required by Section 704(c) of the Code and Treas. Reg. § 1.704-1(b)(2)(iv)(f)(4), all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Percentage Interests.

(b)                                 All items of income, gain, loss, deduction, and credit allocable to any interest in the Company that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the regulations thereunder.

ARTICLE III
MANAGEMENT AND MEMBER RIGHTS

3.1                               Management Authority.

(a)                                 Sole Manager. The Manager shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. Any action required or permitted to be taken by the Manager hereunder may be taken without a meeting and without prior notice to any Person; the Manager may determine in its sole discretion to document any decisions respecting any such action and the authorization thereof by a written consent executed by the Manager. No Member other than the Manager, unless such Member is also the Manager, shall have any authority to act for or bind the Company, but each Member that is not the Manager shall have only the right to vote on or approve the actions herein specified to be voted on or approved by the Members.

(b)                                 Delegation. The Manager may appoint such officers of the Company (the “Officers”) for such terms and to perform such functions as the Manager shall determine in its sole discretion. The Manager may appoint, employ or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Manager may delegate to any such Officer or Person such authority to act on behalf of the Company as the Manager may from time to time deem appropriate in its sole discretion. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

(c)                                  Removal; Resignation. The Manager may be removed only with the consent of the Majority in Interest. The Manager may resign at any time upon ten days’ prior notice to the Member(s). Upon such resignation, the Majority in Interest may appoint a successor Manager.

ARTICLE IV
EXCULPATION AND INDEMNIFICATION

4.1                               Exculpation. No present or former Officer or Manager shall be liable to any Manager, the Company or any Member for any loss suffered by the Company or any Member unless such loss is caused by such Person’s gross negligence, willful misconduct, bad faith, fraud, knowing violation of law or breach of the express terms of this Agreement, in each case, as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Any Officer or Manager may consult with counsel and accountants and other experts, including financial advisors, in respect of Company affairs and, provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants or other experts, such Person shall not be liable for any loss suffered by the Company or any Member in reliance thereon. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act. No Member or Manager of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member or Manager of the Company or any combination of the foregoing.

4.2                               Right to Indemnification. The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving as a Manager or Officer or is or was serving at the request of the Company as a managing member, manager, officer, director, principal or member of another corporation, partnership, joint venture, limited liability company, trust or other enterprise if, in each case, and unless otherwise determined by the Manager in good faith, such Indemnified Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company or of such corporation, partnership, joint venture, limited liability company, trust or other enterprise, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful; provided that (A) unless the Manager otherwise determines, no Person shall be entitled to indemnification hereunder with respect to a proceeding initiated by such Person or with respect to a proceeding between such Person or such Person’s Affiliates (excluding, for purposes hereof, the Company’s Member or any of its subsidiaries) on the one hand and the Company or any of its subsidiaries on the other; and (B) no Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Person’s or its Affiliates’ (excluding, for purposes hereof, the Company’s Member’s and its subsidiaries’) present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates (excluding, for purposes hereof, the Company’s Member and its subsidiaries), employees, agents or representatives contained herein or in any other agreement with the Company’s Member or any of its subsidiaries (in the case of the Founders, including, without limitation, the Acquisition Agreement, the Contribution Agreement, such Founder’s employment agreement with the Company and any other agreement entered into between a Founder and the Company’s Member or any of its subsidiaries). Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company as incurred in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The rights granted pursuant to this Article IV shall be deemed contract rights, and no amendment, modification or repeal of this Article IV shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IV could involve indemnification for negligence or under theories of strict liability.

4.3                               Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IV shall not be exclusive of any other right which a Member, Manager, Officer or other Person indemnified pursuant to Section 4.2 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Members or Manager or otherwise.

4.4                               Insurance. The Company may purchase and maintain insurance, or cause its subsidiaries to purchase and maintain insurance, at its or their expense, to protect itself and any Person who is or was serving as a Manager, Officer or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article IV.

4.5                               Limitation. Notwithstanding anything contained herein to the contrary (including in this Article IV), any indemnity by the Company relating to the matters covered in this Article IV shall be provided out of and to the extent of the Company’s assets only, and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional capital contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

4.6                               Effect on Other Agreements and Partners’ Obligations. This Article IV shall not in any way affect, limit or modify any Member’s liabilities or obligations under this Agreement or any Officer’s or employee’s liabilities or obligations under any employment agreement, consulting agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any other agreement with the Company or any of its subsidiaries or Affiliates.

4.7                               Savings Clause. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager, Officer or any other Person indemnified pursuant to this Article IV to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE V
TRANSFERS AND MEMBER RIGHTS

5.1                               Transfer of Company Interest.

(a)                                 Except as otherwise set forth in Section 5.1(b), no Member shall sell, assign, transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law (a

“Transfer”), all or any portion of his, her or its interest in the Company without the prior written consent of the Manager, which consent may be given or withheld in its sole discretion.

(b)                                 Notwithstanding any other provision of this Agreement, each Member shall be entitled to pledge its Percentage Interests to, and otherwise grant a lien and security interest in its Percentage Interests and all of its right, title and interests under this Agreement in favor of any financier (each, a “Pledgee”) and/or any successor or replacement financier therefor without any further consents, approvals or actions required by any other Member, the Manager, the Company or any other Person under this Agreement or otherwise. So long as any such pledge of or security interest in any Member’s Percentage Interests is in effect, no consent of the Company, the Manager or any Member shall be required to permit a Pledgee to be substituted for such Member under this Agreement upon the exercise of such Pledgee’s rights with respect to such Percentage Interests. Upon the exercise of a Pledgee’s rights in respect of such pledge and security interest, such Pledgee, or any purchaser of a Member’s Percentage Interests from such Pledgee, shall be substituted for such Member under this Agreement and such substituted Member shall have all rights and powers as a Member under this Agreement. If a pledging Member, or any person appointed by such pledging Member, is designated as Manager, then upon any such transfer of title of the pledging Member’s Percentage Interests to a Pledgee, such pledging Member (or its designee) shall immediately and automatically, without the requirement of any notice to our consent by such pledging Member, any other Member, the Manager or the Company, cease to the the Manager, and the Pledgee shall immediately and automatically be deemed to have been appointed by each Member and the Company as the Manager in place of the pledging Member (or its designee). So long as any pledge of any Percentage Interest is in effect, this provision shall inure to the benefit of each Pledgee and its successors, assigns and designated agents, as an intended third party beneficiary, and no amendment, modification or waiver of, or consent with respect to this provision shall in any event be effective without the prior written consent of such Pledgee.

(c)                                  Notwithstanding any other provision of this Agreement, any Transfer by a Member in contravention of any of the provisions of this Section 5.1 shall be void and ineffective, and shall not bind, or be recognized by, the Company.

(d)                                 If and to the extent any Transfer of an interest in the Company is permitted hereunder, this Agreement (including the exhibits hereto) shall be amended by the Manager to reflect the Transfer of the Company interest to the transferee, to admit the transferee as a Member and to reflect the elimination of the transferring Member (or the reduction of such transferring Member’s interest in the Company) and (if and to the extent then required by the Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act. The effectiveness of the Transfer of an interest in the Company permitted hereunder and the admission of any substitute Member pursuant to this Section 5.1 shall be deemed effective immediately prior to the Transfer of an interest in the Company to such Member or, if later, on the first date that the Manager receives evidence of such Transfer including the terms thereof. If the transferring Member has transferred all or any of its interest in the Company pursuant to this Section 5.1, then, immediately following such transfer or, if later, on the first date that the Manager receives evidence of such Transfer including the terms thereof, the transferring Member shall cease to be a Member with respect to the interest transferred.

(e)                                  Any Person who acquires in any manner whatsoever any interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have (i) made all of the capital contributions made by, (ii) received all of the distributions received by, and (iii) agreed to be subject to and bound by all the terms and conditions of this Agreement that, any predecessor in such interest in the Company made, received and was subject to or bound.

5.2                               Member Rights; Meetings.

(a)                                 No Member, unless such Member is also the Manager, shall have any right, power or duty, including the right to approve or vote on any matter, except as expressly required by the Act or other applicable law or as expressly provided for hereunder.

(b)                                 Unless a greater vote is required by the Act or expressly provided for hereunder, the affirmative vote of a Majority in Interest shall be required to approve any proposed action subject to Member voting under the Act or other applicable law or as expressly provided for hereunder.

(c)                                  Meetings of the Member(s) for the transaction of such business as may properly come before such Member(s) shall be held at such place, on such date and at such time as the Manager shall determine. Special meetings of Member(s) for any proper purpose or purposes may be called at any time by the Manager or the Member(s) holding a Majority in Interest. The Company shall deliver oral or written notice (written notice may be delivered by mail or facsimile) stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than two (2) and no more than sixty (60) days before the date of the meeting; provided, that any Member may waive such notice in writing and that participation in any such meeting without object to insufficient notice shall be deemed waiver thereof.

(d)                                 Any action required or permitted to be taken at an annual or special meeting of the Member(s) may be taken without a meeting, without prior notice, and without a vote, provided that written consents, setting forth all proposed actions to be taken at such meeting, are signed by the Member(s) holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Member(s) entitled to vote on such action were present and voted. Every written consent shall bear the date and signature of each Member who signs such consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.

5.3                               Additional Members. Subject to Section 5.1(b), the Manager shall have the sole right to admit additional Members upon such terms and conditions and at such time or times as the Manager shall in its sole discretion determine. In connection with any such admission, the Manager shall amend Schedule A to reflect the name, address and Percentage Interests allocated to the additional Member and the new Percentage Interests of all other Members.

5.4                               Termination of a Member. A Person will no longer be a Member for purposes of this Agreement upon an Event of Withdrawal. The Terminated Member shall only be entitled to continue to receive distributions of the Company, including distributions pursuant to Article II hereof, as and when paid by the Company, to the same extent such Terminated Member was entitled to such distributions as a Member. Such Terminated Member will not be entitled to participate in any Company decision or determination, and his, her or its successors and assigns will acquire only his, her or its right to share in Company distributions.

ARTICLE VI
DURATION

6.1                               Duration. Subject to Section 6.2 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a)                                 The determination of the Manager to dissolve the Company;

(b)                                 Except as described in Section 6.2, the occurrence of an Event of Withdrawal with respect to the Manager; or

(c)                                  The entry of a decree of judicial dissolution under Section 18-802 of the Act.

Except as otherwise set forth in this Article VI, the Member(s) intend for the Company to have perpetual existence. No other event (including, without limitation, an event described in Section 18-801(4) of the Act) will cause the Company to dissolve.

6.2                               Continuation of the Company. Notwithstanding the provisions of Section 6.1(b), the occurrence of an Event of Withdrawal shall not dissolve the Company if within ninety (90) days after the occurrence of such Event of Withdrawal, the business of the Company is continued by the agreement of remaining Member(s) holding not less than a majority in interest (as defined in Revenue Procedure 94-46 or any successor thereto) of the remaining Member(s).

6.3                               Winding Up. Upon dissolution of the Company, the Company shall be liquidated in an orderly manner. The Manager shall be the liquidator pursuant to this Agreement and shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. The steps to be accomplished by the liquidator are as follows:

(a)                                 First, the liquidator shall satisfy all of the Company’s debts and liabilities to creditors other than Members (whether by payment or the reasonable provision for payment thereof);

(b)                                 Second, the liquidator shall satisfy all of the Company’s debts and liabilities to Members (whether by payment or the reasonable provision for payment thereof); and

(c)                                  Third, all remaining assets shall be distributed to the Members in accordance with Article II.

6.4                               Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article VI, and the Certificate shall have been canceled in the manner required by the Act.

ARTICLE VII
CERTIFICATION OF MEMBERSHIP INTERESTS

Subject to Section 9.7, no Percentage Interests issued hereunder shall be certificated unless the Manager elect to so certificate such interests. In the event that certificates representing Percentage Interests are issued, such certificates will bear the following legend:

“THE INTEREST REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED AS OF                                           ,             , HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN

A LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

ARTICLE VIII
BOOKS OF ACCOUNT; RECORDS

8.1                               Books. The Manager will maintain on behalf of the Company complete and accurate books of account of the Company’s affairs at the Company’s principal office, which books will be open to inspection by any Member (or his authorized representative) at any time during ordinary business hours and shall be maintained in accordance with the Act.

8.2                               Fiscal Year. The fiscal year of the Company shall be as determined by the Manager.

8.3                               Tax Matters Member. Boise Cascade Wood Products, L.L.C. shall be the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Member”). The Tax Matters Member shall take such action as may be necessary to cause the Manager to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Member is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Manager deems necessary or advisable. The Manager may replace the Tax Matters Member at any time.

ARTICLE IX
MISCELLANEOUS

9.1                               Amendments. This Agreement may be amended or modified and any provision hereof may be waived only by the Manager; provided, however, that any amendment or modification increasing a Person’s capital contribution shall be effective only with that Person’s consent.

9.2                               Successors. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the Members and their respective legal representatives, heirs, successors and assigns.

9.3                               Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

9.4                               Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by telecopy or sent by reputable overnight courier service (charges prepaid) to the addresses or telecopy numbers set forth on Schedule A hereto or to such other addresses or telecopy numbers as have been supplied in writing to the Company.

9.5                               Complete Agreement; Headings; Construction; Counterparts. This Agreement terminates and supersedes all other agreements concerning the subject matter hereof previously entered into among any of the parties. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. All references to Articles and Sections refer to articles and sections of this Agreement. Reference in this Agreement to “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile or electronic transmission in portable document format), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

9.6                               Partition; Appraisal Rights. Each Member waives, until termination of the Company, any and all rights that it may have to maintain an action for partition of the Company’s property. Section 18-210 of the Act (entitled “Contractual Appraisal Rights”) shall not apply or be incorporated into this Agreement and the Members hereby expressly waive all rights under Section 18-210 of the Act.

9.7                               No Opt-in to Article 8 of the Uniform Commercial Code. Neither the Company, the Manager nor any Member have elected that any Percentage Interests in the Company be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (the “UCC”) or be evidenced by any certificates, and no Percentage Interests in the Company are evidenced by any certificates. So long as any grant of a pledge of or security interest or lien in any Percentage Interests to a Pledgee is outstanding, neither the Company, the Manager nor any Member shall elect that any Percentage Interests in the Company be securities governed by Article 8 of the UCC or be evidenced by any certificates.

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IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

BOISE CASCADE WOOD PRODUCTS, L.L.C.

By:	/s/ John T. Sahlberg
Name:	John T. Sahlberg
Its:	Vice President Human Resources,
General Counsel and Secretary

SCHEDULE A

Member	Percentage Interest

Boise Cascade Wood Products, L.L.C. 1111 W. Jefferson St., Ste. 300 Boise, ID 83702 Attention: John T. Sahlberg	100%